UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

Kellogg Company

(Exact name of Registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of Principal executive offices, including Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 7, 2014, Kellogg Company issued a press release announcing the pricing of its previously announced cash tender offer for up to $700 million, of its outstanding 3.125% Senior Notes due 2022, its 2.750% Senior Notes due 2023, and its 4.000% Senior Notes due 2020 (the “Tender Offer”). A copy of the press release announcing the pricing of the cash tender offer is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On March 10, 2014, Kellogg Company issued a press release announcing the early tender date results of Tender Offer and an increase to the tender cap for the 4.000% Senior Notes due 2020. A copy of the press release announcing the early tender date results and tender cap increase is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press Release dated March 7, 2014

Exhibit 99.2	Press Release dated March 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

/s/ Gary H. Pilnick
Date: March 10, 2014	Name:	Gary H. Pilnick
	Title:	Senior Vice President, General Counsel, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated March 7, 2014

Exhibit 99.2	Press Release dated March 10, 2014